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                                  EXHIBIT 23.1

                          INDEPENDENT AUDITORS CONSENT

The Board of Directors
Sabratek Corporation:

We consent to incorporation by reference in the registration statement (No. 333-13315) on Form S-8 of Sabratek Corporation of our report dated March 4, 1997, relating to the balance sheets of Sabratek Corporation as of December 31, 1996, and 1995, and the related statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1996, and all related schedules, which report appears in the December 31, 1996, annual report on Form 10-K of Sabratek Corporation.

                                                   /s/ KPMG Peat Marwick LLP

Chicago, Illinois
March 26, 1997
















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